                                 Exhibit (m)(20)

Participation Agreement dated as of April 1 between Salomon Smith Barney, Inc.,
          One Group Dealer Services, Inc. and One Group Mutual Funds.

                             PARTICIPATION AGREEMENT

Participation Agreement, dated as of April 1, 2002, by and between Salomon Smith Barney Inc., a New York corporation ("Salomon Smith Barney"), One Group Dealer Services, Inc., a Delaware corporation ("Service Company"), and One Group Mutual Funds, a registered multiple-series investment company and Massachusetts business trust ("Trust"). Service Company and Trust are referred to herein collectively as "Company."

WHEREAS, Salomon Smith Barney together with its affiliates is offering to its clients one or more investment advisory, trading, custody and/or retirement programs pursuant to which such clients will purchase Class A shares of mutual funds included in such program(s) at net asset value without the imposition of initial or contingent deferred sales charges (each a "Program" and collectively, the "Programs");

WHEREAS, Service Company is distributor of Trust, and Salomon Smith Barney, Service Company and Trust desire to include shares of certain series of Trust in one or more Programs (the series of Trust that Service Company, trust and Salomon Smith Barney from time to time agree will be included in one or more of the Programs are referred to herein as the "Funds");

WHEREAS, Salomon Smith Barney will perform certain services for its clients who invest in the Funds through one or more of the Programs ("Clients"); and

WHEREAS, Service Company and Trust, on behalf of the shareholders of the Funds who are participants in the Programs, desire to compensate Salomon Smith Barney for providing such services.

NOW, THEREFORE, Salomon Smith Barney, Service Company and Trust agree as follows:

1.       Transactions in the Funds

Subject to the terms and conditions of this Agreement, Service Company and Trust will cause each Fund to make its shares available to be purchased, exchanged or redeemed by Clients at the net asset value applicable to each order, as determined in accordance with each Fund's then effective prospectus and statement of additional information, without the imposition of initial or contingent deferred sales charges or any other transaction related charges (e.g., redemption fees, exchange fees and federal funds wire payment fees).

2.       Services

         A. As the parties may agree from time to time, and subject to the particular parameters Salomon Smith Barney establishes for each Program, Salomon Smith Barney (either directly or through one or more of its affiliates or agents) will provide the following services:

                  (i) Receive Client instructions for the purchase, sale, exchange and redemption of Fund shares ("Instructions") and communicate such Instructions, as directed, to the Service Company, the Fund or the Fund's transfer agent (collectively, the "Receiving Party") for the purpose of the Receiving Party inputting and executing orders that correspond to such Instructions on the books of the Fund, in a time frame and manner as the parties from time to time agree upon;

                  (ii) Maintain records for and on behalf of each Client reflecting Instructions and outstanding balances of Fund shares owned by the Client;

                  (iii) Prepare and transmit to Clients confirmations of all transactions effected pursuant to Instructions;

                  (iv) Prepare and transmit to Clients periodic consolidated account statements indicating, with respect to shares of the Funds and shares of any other mutual funds included in the Programs ("Other Funds"): the number of shares of each Fund and each Other Fund owned; purchases, redemptions and exchanges of Fund shares and shares of Other Funds made by Clients; and other information as determined by Salomon Smith Barney;

                  (v) Provide Clients with copies of prospectuses, statements of additional information, proxy materials, periodic and special shareholder reports and other materials relating to the Funds (collectively, "Fund Materials"), as may be provided by Service Company or the Trust to Salomon Smith Barney;

                  (vi) Assist with the solicitation of proxies from Clients, as reasonably requested by Service Company;

                  (vii) Provide each Fund, each Fund's transfer agent and/or other parties designated by them with information, on a daily basis, regarding the sales by state or jurisdiction of residence of Clients for purposes of the Fund's regulatory requirements. (Such information shall be provided in a form mutually agreeable to Salomon Smith Barney and Service Company);

                  (viii) Provide to each Fund's transfer agent and/or other parties designated by Service Company with such other information relating to transactions in and holdings of Fund shares by Clients as the parties agree upon from time to time.

                  (ix) Respond to Client inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates;

                  (x) With respect to each Client's ownership of, or transactions with respect to, any Fund, prepare and file, to the extent required, with the appropriate federal agencies information and reports regarding (a) dividends and other distributions made, (b) payments for purchase transactions and amounts withheld on dividends and other distributions and payments and
                  (c) gross proceeds of sale transactions;

                  (xi) Provide each Client with access to one or more Salomon Smith Barney Financial Consultants who will provide personal service and attention with respect to the foregoing; and

                  (xii) Provide such other services relating to Client holdings and transactions in Funds included in the Programs as from time to time the parties shall mutually agree.

         B. Service Company and Trust agree that, in connection with transactions in Fund shares made by Clients through Salomon Smith Barney (or its affiliates or agents) pursuant to a Program, and except as otherwise agreed to by the parties, Service Company and each Fund will follow the operating procedures set forth in Exhibit A to this Agreement. For purpose of Section 2A(i) above, Service Company and Trust hereby appoint Salomon Smith Barney as agent for the limited purpose of receiving Instructions from Clients.

         C. In providing services hereunder, the parties acknowledge that Salomon Smith Barney shall be providing services to and acting solely for the benefit of Clients. The parties further acknowledge that in connection with all purchases, sales, exchanges and redemptions of Fund shares by Clients pursuant to a Program Salomon Smith Barney shall be acting on an agency basis.

         D. Nothing in this Agreement shall impose upon Salomon Smith Barney any obligation to include any particular Fund or Funds in any particular Program. Salomon Smith Barney reserves the right to determine, in it's sole discretion, whether any particular Fund will be made available under one or more of the Programs initially as well as whether such Fund will continue to be made available under such Program(s).

3.       Delegation by Smith Barney

Salomon Smith Barney may delegate some or all of its duties under this Agreement to such other parties which in Salomon Smith Barney's sole discretion it deems to be competent to assume such duties; provided that Salomon Smith Barney shall be responsible and liable for the acts and conduct of any such delegate to the same extent as if the acts and conduct had been performed by Salomon Smith Barney.

4.       No Limitation

The provisions of this Agreement in no way shall limit the authority of Service Company, Trust or any Fund to take such action as it or they may deem appropriate or advisable in connection with all matters relating to the operations of the Funds and/or the sale of Fund shares.

5.       Fees

         A. Service Company and Trust agree to pay Salomon Smith Barney or its designated affiliate the fees set forth on Schedule 1.

         B. For purposes of calculating the fees described in Schedule 1, the value of Client assets invested in the Funds shall be determined in accordance with the then effective prospectus(es) and statement(s) of additional information of the Funds. Nothing in this Agreement shall preclude Salomon Smith Barney from crediting all or a portion of the amounts it receives under this Section 5 to Clients in certain Programs in order to reduce the fees payable by such Clients to Salomon Smith Barney in connection with such Programs.

         C. If Salomon Smith Barney, Service Company and Trust agree to revise the fees payable in connection with a Program, Schedule 1 will be amended and signed by the parties to this Agreement.

6.       Records and Reporting

Salomon Smith Barney will maintain and preserve all records as required by law in connection with its provision of services under this Agreement. Upon the reasonable request of Service Company, a Fund or the Fund's transfer agent, Salomon Smith Barney will provide copies of historical records relating to Instructions involving the Fund; written communications regarding the Fund to or from Clients; and other materials relating to the provision of services by Salomon Smith Barney under this Agreement. Salomon Smith Barney will comply with reasonable requests for such information and documents made by Service Company, the Board of Trustees of the Trust, or any governmental body or self-regulatory organization.

7.       Representations; Warranties; and Covenants

         A. Salomon Smith Barney represents that: (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of Salomon Smith Barney, enforceable in accordance with its terms; (ii) the activities of Salomon Smith Barney contemplated by this Agreement comply with all provisions of federal and state securities laws applicable to such activities; (iii) Salomon Smith Barney has obtained such registrations and qualifications as are necessary to permit it to perform its obligations hereunder; (iv) the arrangements provided for in this Agreement will be disclosed to Clients; (v) Salomon Smith Barney is duly registered as a broker-dealer under
         Section 15 of the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers Inc.; and (vi) all Fund shares in any Program are and will be owned beneficially by Clients and no Fund shares in any Program are or will be owned beneficially by Salomon Smith Barney.

         B. Each of Service Company and Trust represents that: (i) this Agreement has been duly authorized by all necessary applicable corporate or trust action and, when executed and delivered, shall constitute the legal, valid and binding obligation of Service Company or Trust, as the case may be, enforceable in accordance with its terms
         (ii) shares of the Funds are registered and authorized for sale in accordance with any and all applicable federal and state securities laws; (iii) the prospectus and statement of additional information of each Fund comply in all material respects with any and all applicable federal and state securities laws; and (iv) the prospectus for each Fund that is available for purchase through Salomon Smith Barney's AssetOne Programsm or any other securities trading Program that may be offered by Salomon Smith Barney ("SSB Securities Trading Programs") currently discloses that a transaction charge may be imposed by broker-dealers who make Fund shares available and, if true, that there will be no charge if the Fund shares are purchased directly from the Fund or Service Company.

         C. Each of Service Company and Trust covenants and agrees that, for so long as this Agreement remains in effect, it shall use its best efforts to cause: (i) shares of the Funds to continue to be registered and authorized for sale in accordance with all applicable federal and state securities laws and shall notify Salomon Smith Barney promptly in the event any Fund's shares cease to be so registered or authorized for sale; and (ii) the prospectus for each Fund that is available for purchase through a SSB Securities Trading Program to continue to contain the disclosure described in Section 7B(iv) above and shall notify Salomon Smith Barney promptly in the event a prospectus ceases to contain such disclosure.

         D. Salomon Smith Barney, Service Company and Trust each agree to comply with all provisions of federal and state laws applicable to its respective activities under this Agreement.

         E. Each party hereto agrees to notify the other parties promptly in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

         F. Salomon Smith Barney covenants and agrees that it will not make any representations about the Funds except to the extent such representations: (i) are contained in a Fund's current prospectus, statement of additional information, as amended or supplemented from time to time, or sales literature; (ii) are consistent with information contained in such materials; or (iii) are otherwise authorized by or on behalf of the Funds.

8.       Use of Names

         A. Service Company and the Trust hereby authorize Salomon Smith Barney to use the names and other identifying marks of Service Company and each Fund in connection with the marketing of the Programs or the provision of services under this Agreement by Salomon Smith Barney. Service Company or Trust may withdraw this authorization as to any particular use of any such name or identifying marks at any time: (i) upon Service Company's or Trust's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Service Company or such Fund; (ii) if Service Company or Trust reasonably determines that materials using such names and identifying marks are inaccurate or misleading; or (iii) if Salomon Smith Barney is no longer providing services to Clients as described in Section 2. Salomon Smith Barney agrees that, at the request of Service Company or Trust, Salomon Smith Barney shall discuss with Service Company and/or Trust, and consider in good faith, any standards or specifications relating to Salomon Smith Barney's use (or proposed use) hereunder of the names and other identifying marks of Service Company and/or a Fund.

         B. Except as otherwise expressly provided for in this Agreement, neither Service Company nor Trust shall use any trademark, trade name, service mark or logo of Salomon Smith Barney, or any variation of any such trademark, trade name, service mark or logo, without Salomon Smith Barney's prior written consent.

         C. Upon request, Salomon Smith Barney shall provide Service Company with copies of all sales literature and other marketing materials which refer to Service Company, Trust or any Fund.

9.       (INTENTIONALLY OMITTED]

10.      Non-Solicitation

Each of Service Company and Trust agree, at all times during the term of this Agreement and thereafter, that it shall not knowingly solicit, directly or indirectly, any Client to invest in the Funds or in any other investment company for which Service Company acts as a sponsor, adviser, administrator, distributor, or other service provider (a "Service Company Fund"); provided, that this prohibition shall not apply to: (i) the solicitation of any Client that was an investor in a Fund or in any Service Company Fund prior to the time it became a participant in a Program; or (ii) to any solicitation that Service Company or Trust engages in at the request of Salomon Smith Barney.

11.      Confidentiality

         A. Each of Service Company and Trust agrees, at all times during the term of this Agreement and thereafter, that it shall maintain the confidentiality of, and not disclose to any person, or otherwise make use of (directly or indirectly), the names and addresses of, or other information relating to, Clients ("Client Information"), except as expressly permitted under this Agreement, as may be necessary in the ordinary course of performing the services and transactions contemplated by this Agreement, or as may be required by applicable law or judicial process. Notwithstanding the foregoing, Service Company and the Trust shall not be prohibited from utilizing for any purpose Client Information if they can clearly establish that such information was:
         (i) known to them prior to this Agreement; (ii) rightfully acquired by them from third parties whom they reasonably believed were not under an obligation of confidentiality to Salomon Smith

         Barney; or (iii) independently developed by them without breaching any provision of this Agreement.

         B. Each of Salomon Smith Barney and Company acknowledges and agrees that any and all technical or business information, including without limitation financial information, business or marketing strategies or plans or product development, but excluding Client Information which is covered by paragraph A of this Section 11, which is disclosed to the other party or is otherwise obtained by such party or its affiliates or agents during the term of this Agreement (the "Proprietary Information") constitutes the valuable property of the other party. Each party agrees that should it come into possession of Proprietary Information, it will use its best efforts to hold such information in confidence and shall refrain from using, disclosing or distributing any such information except: (i) as may be necessary in the ordinary course of performing the services and transactions contemplated by this Agreement; (ii) with the written consent of the other party; or (iii) as required by law or judicial process. Proprietary Information shall not include information a party to this Agreement, can clearly establish was: (i) known to the party prior to this Agreement; (ii) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to any other party to this Agreement; (iii) placed in public domain without fault of the party or its affiliates; or (iv) independently developed by the party without reference to or reliance upon Proprietary Information.

12.      Provision of Materials

         A. Company shall furnish Salomon Smith Barney, or arrange for the Funds to furnish Salomon Smith Barney, at its or their expense, with current prospectuses and statements of additional information of the Funds (including any supplements thereto), periodic reports to Fund shareholders and marketing and other materials relating to the Funds in such quantities as Salomon Smith Barney reasonably requests.

         B. Company will directly notify Salomon Smith Barney of any departure by a Fund portfolio manager as soon after Company's receipt of notice of an intended departure as is reasonably practicable; provided, however, that Company agrees, in each such event to give such direct notification to Salomon Smith Barney no later than the earlier of (i) the time at which Company notifies any other similarly situated third party of the departure; and (ii) the time at which Company makes a public statement of the departure.

         C. Salomon Smith Barney employees shall have reasonable access to the portfolio manager(s) of each Fund for purposes of discussing. Fund performance and other significant issues.

13.      Liability and Indemnification

         A.       Company  acknowledges  and agrees that  neither  Salomon
         Smith Barney nor any other Salomon Smith Barney Party (as defined below) is responsible for: (i) any information contained in any prospectus, statement of additional information, registration statement, annual report, proxy statement, or item of advertising or marketing material of or relating to any Fund (except for advertising or marketing materials prepared by Salomon Smith Barney); (ii) the registration or qualification of any shares of any Fund under any federal or applicable state laws; or (iii) the compliance or failure to comply by any Company Party (as defined below), with any applicable federal or state law, rule, or regulations of any self-regulatory organization with jurisdiction over any Company Party, except to the extent that the failure to so comply by such Company Party is caused by a Salomon Smith Barney Party's failure to comply with any of the foregoing laws, rules, or regulations or its breach of this Agreement. For purpose of this Agreement, a "Company Party" shall include Company, its affiliates and the Funds and any of their respective officers, directors, trustees, employees and agents and a "Salomon Smith Barney Party" shall include Salomon Smith Barney, its affiliates and any of their respective officers, directors, trustees, employees and agents.

         B. Salomon Smith Barney acknowledges and agrees that neither Company nor any other Company Party is responsible for: (i) any information contained in any advertising or marketing materials prepared by Salomon Smith Barney, except for information provided by a Company Party or contained in any Fund prospectus, statement of additional information, registration statement, annual report, proxy statement, or item of advertising or marketing material prepared by a Company Party; or (ii) the compliance or failure to comply by a Salomon Smith Barney Party with any applicable law, rule, or regulation governing such Salomon Smith Barney Party, except to the extent that the Salomon Smith Barney Party's or such agents' failure to comply with any such law, rule or regulation is caused by the failure of a Company Party to comply with any applicable law, rule, or regulation or its breach of this Agreement.

         C. Company shall indemnify, defend and protect each Salomon Smith Barney Party and hold each of them harmless from and against any and all claims, demands, actions, losses, damages, liabilities, costs, charges, reasonable counsel fees, and expenses of any nature it or they incur ("Losses") arising out of or from, with respect to each Fund: (i) any actions of any Company Party relating to the sale of Fund shares, including but not limited to any statements or representations contained in any sales or other material relating to the Funds that Company Parties provide to a Salomon Smith Barney Party or any other statements or representations, written or oral, concerning the Funds that Company Parties make to a Salomon Smith Barney Party; (ii) any material misstatement in omission of a material fact from a Fund's current prospectus, registration statement, statement of additional information, annual report or proxy statement or any advertising or promotional material generated by any Company Party; (iii) any failure of any Fund or its shares to be properly registered or qualified for sale and available for sale to the public under any applicable federal law and regulation or the applicable laws and regulations of any state, any US territory or the District of Columbia unless Company has notified Salomon Smith Barney in writing that the Fund and its shares are not qualified for sale in a particular jurisdiction and Salomon Smith Barney sells shares of the Fund in such jurisdiction after such notification; (iv) any material breach by any Company Party of any representation, warranty, covenant or agreement contained in this Agreement; and (v) the actions of any Company Party relating to the processing of purchase, exchange and redemption orders and the servicing of shareholder accounts to the extent such actions constitute willful misfeasance, bad faith or gross negligence by a Company Party.

         D. Salomon Smith Barney shall indemnify, defend and protect each Company Party, and hold each of them harmless from and against any and all Losses arising out of or from with respect to each Fund: (i) any material statements or representations or omissions of material facts that a Salomon Smith Barney Party makes concerning the Fund that are inconsistent with either the Fund's current prospectus, statement of additional information, periodic reports to shareholders, proxy statements or any other material any Company Party has provided in writing to a Salomon Smith Barney Party; (ii) any sale of shares of the Fund by Salomon Smith Barney where the Fund or its shares are not properly registered or qualified for sale in any state, any US territory or the District of Columbia after Company has notified Salomon Smith Barney in writing that the Fund and its shares are not qualified for sale in such jurisdiction; (iii) any material breach by Salomon Smith Barney of any representation, warranty, covenant, or agreement contained in this Agreement; and (iv) any actions of a Salomon Smith Barney Party actions in connection with its performance of the services described in Section 2 to the extent such actions constitute willful misfeasance, bad faith or gross negligence by such Salomon Smith Barney Party.

14.      Arbitration

If a dispute arises between Salomon Smith Barney and Service Company and/or Trust with respect to this Agreement which the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then-existing NASD Code of Arbitration Procedure ("NASD Code"). The parties agree that to the extent permitted by the NASD Code, the arbitrator(s) shall be selected from the securities industry and the arbitration proceeding shall be held in New York City.

15.      Term and Termination of Agreement

         A. This Agreement shall become effective on the date first set forth above and shall continue in effect until terminated as provided herein. This Agreement may be terminated by any party hereto at any time upon at least ninety (90) days' written notice to the other parties. Notwithstanding the foregoing, this Agreement is terminable:
         (i) upon less than ninety (90) days' notice if required by applicable law, rule, regulation, order or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party; and (ii) by any party at any time by giving 30 days' written notice to the other parties in the event of a material breach of this Agreement by one or both of such other parties that is not cured during such 30-day period.

         B. After the termination of this Agreement, the fees described in
         Schedule 1 will continue to be due under the circumstances described therein. Salomon Smith Barney agrees that, in the event of termination of this Agreement as provided in this Section 15, it shall provide Company with such reports and certificates as the Company may reasonably request as necessary to determine that the continued payment of fees has been calculated in accordance with this Agreement.

16.      Notices

All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

                  To Company:

                  One Group Dealer Services, Inc.
                  1111 Polaris Parkway
                  Columbus, OH 43271-1235
                  Attention:  Mark A. Beeson
                              -----------------------
                  With a copy to:
                                 --------------------
                  614-213-6678 (phone)
                  614-213-6331(facsimile)

To Trust:

                  One Group Mutual Funds
                  1111 Polaris Parkway
                  Suite G2
                  Columbus, OH 43271-1235
                  Attention:  Mark A. Beeson
                              -----------------------
                  With a copy to:  Bob Young
                                   ------------------
                  614-213-6678 (phone)
                  614-213-6331(facsimile)

To Salomon Smith Barney:

                  Salomon Smith Barney Inc.

                  --------------------------
                  New York, New York 100
                  Attention: Kelley Considine
                             ------------------------
                  With a copy to: Michael Scanlon
                                  -------------------
                  (212) 783-1496 (phone)
                  (212) 783-2284 (facsimile)

Any notice, demand or other communication given in a manner prescribed in this
Section 16 shall be deemed to have been delivered on receipt.

17.      Nonexclusivity

Each party to this Agreement acknowledges that either of the other parties hereto may enter into similar agreements with third parties.

18.      Miscellaneous

         A. This Agreement represents the entire agreement between the parties with regard to the matters described herein, and may not be modified or amended except by written instrument executed by all parties. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. This Agreement is made and shall be construed under the laws of the State of New York without giving effect to principles of conflict of laws. This Agreement supersedes all previous agreements and understandings between the parties with respect to its subject matter. If any provision of the Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

         B. As used in this Agreement an "affiliate" of a party means any entity or person controlling, controlled by or under common control with such party.

         C.       The provisions of Sections 5, 10, 11, 13, 14, 15B, 18 and
         Schedule 1 shall survive the termination of this Agreement.

         D. All Exhibits and Schedules, as they may be amended from time to time, are incorporated herein by reference and made part of this Agreement.

         E. The name "One Group Mutual Funds" and "Trustees of the One Group Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 23, 1985 to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "One Group Mutual Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SALOMON SMITH BARNEY INC.              ONE GROUP DEALER SERVICES, INC.

By:    /s/ C. Kelley Considine         By:    /s/ Robert L. Young
Name:  C. Kelley Considine             Name:  Robert L. Young
Title: SVP                             Title: Vice President

ONE GROUP MUTUAL FUNDS

By:    /s/ Mark A. Beeson
Name:  Mark A. Beeson
Title: President

                                    EXHIBIT A

                              OPERATING PROCEDURES

Except as otherwise indicated, all references to Salomon Smith Barney in this Exhibit A shall be deemed to include any affiliate or agent of Salomon Smith Barney that is involved in communicating Instructions to the Funds on behalf of Salomon Smith Barney. All time deadlines set forth below are eastern time.

A. If a Fund does not execute and settle ("process") orders for the purchase (including reinvestment of dividends and distributions), redemption, exchange and transfer of its shares ("Orders") through the NSCC Fund/Serve system (the "NSCC"), the Fund will use its best efforts to provide Salomon Smith Barney, by 6:30 p.m. Eastern Time ("E.T.") on each business day, with the Fund's closing net asset value for that day.

B. Any Fund that processes Orders through NSCC will use its best efforts to execute (and thereby transmit the information to NSCQ by 7 p.m. E.T. on each business day all Orders that correspond to Instructions (as defined in the attached Agreement) received by Salomon Smith Barney before the close of the New York Stock Exchange on such day and transmitted by Salomon Smith Barney to NSCC by 6 p.m. E.T. on such day. If a Fund normally processes Orders through NSCC, but is unable to meet the 7 p.m. deadline on any business day, it will use its best efforts to provide Salomon Smith Barney, by 6:30 p.m. E.T. of such day, with the Fund's closing net asset value for that day. In cases where Smith Barney Plan Services (an affiliate of Salomon Smith Barney) is transmitting Instructions on behalf of Clients that are retirement plans, the 7:00 p.m. and 6:00 p.m. deadlines set forth above shall be substituted, respectively, with 7:00 a.m. and 3:00 a.m. next business day deadlines (i.e., if Smith Barney Plan Services receives instructions before the close of the NYSE on a business day and communicates those Instructions to NSCC by 3:00 a.m. the next business day, the Fund will execute (and transmit the information to NSCQ the orders that corresponds to the Instructions by 7:00 a.m. on such business day).

C. If a Fund that processes Orders through NSCC receives Instructions from Salomon Smith Barney by 9:30 a.m. E.T. on the business day ("T+1") immediately succeeding the day on which Salomon Smith Barney received, before the close of the New York Stock Exchange on such day, the Instructions from its Client, the Order that corresponds to the instructions will be executed as of and at the net asset value of the Fund shares at the close of business on the trade date (i.e., "T," which is the date on which Salomon Smith Barney received the Instructions prior to 4:00 p.m. E.T.); with no loss to Salomon Smith Barney. Each such Order will be settled on: (i) T+l, if the Fund executes the transaction (and thereby transmits the information to NSCQ no later than 11:00 a.m. E.T. on T+1; or (ii) T+2, if the Fund executes the transaction (and thereby transmits the information to NSCQ after 11:00 a.m. E.T. on T+1.

D. To the extent Salomon Smith Barney holds shares of a Fund in street name on behalf of its Clients in an omnibus account established with the Fund (an "Omnibus Account"), the Fund will provide Salomon Smith Barney with a daily report setting forth all activity occurring in the Omnibus Account during each day.

E. In the event a Fund that does not process orders through NSCC pays on any day ("Issue Date") a dividend to an Omnibus Account maintained by Salomon Smith Barney with the Fund, and Salomon Smith Barney notifies the Fund by 11:00 a.m. E.T. on the day immediately succeeding the Issue Date that it wishes to reinvest the dividend, the Fund shall reinvest the dividend as of the Issue Date and at the net asset value of Fund shares at the close of business on the Issue Date; with no loss to Salomon Smith Barney as broker in connection with the transaction.

F. On a daily basis, each Fund will provide Salomon Smith Barney with a report of any Orders that correspond to Instructions that have been executed by the Fund but have not settled within the applicable time frames as set forth in this Exhibit A.

G. On a daily basis, each Fund will notify Salomon Smith Barney if the number of Fund shares to be redeemed, whether from an Omnibus Account or from an account established with the Fund in the name of a Client, exceeds the aggregate number of shares held in such accounts. No Fund will reject a redemption Instruction (and corresponding redemption order) for this reason without first contacting Salomon Smith Barney.

H. Each Fund will provide Salomon Smith Barney with a list of the names, titles and telephone numbers of the personnel designated and authorized to receive Instructions from Salomon Smith Barney and communicate with Salomon Smith Barney regarding corresponding Orders and related matters.

I. No Fund will make any changes to the cusip number of its shares without giving Salomon Smith Barney reasonable prior notice of the proposed change.

J. Each Fund will accept from Salomon Smith Barney Instructions, which shall include the standard indemnity contained in instructions of this nature, via facsimile. Salomon Smith Barney will not provide the Fund with a hard-copy of such Instructions.

K. For purposes of this Exhibit A, the obligations of the Funds as set forth herein shall be deemed to be obligations of the Service Company, the Funds' transfer agent and any other agent or employee acting on behalf of the Funds or any individual Fund.

L. The parties agree that, in connection with transactions in Fund shares, they (and their affiliates) shall participate in the NSCC's Fund/SERV system ("Fund/SERV") and the NSCC Networking System in compliance with the rules and procedures established by the NSCC, including the standard NSCC Networking Agreement.

                                                                      SCHEDULE 1

                                      FEES

1.  Custody and Trading Programs

Service Company and/or the Funds shall pay to Salomon Smith Barney 0.35% of the average daily net asset value of all Client assets invested in the Funds (including assets invested through reinvestment of dividends and distributions) through a Program, payable quarterly, in arrears. Salomon Smith Barney shall compute the fee for each calendar quarter, which shall be the product of (a) the average daily net asset value of Client assets invested in the Funds through a Program during the quarter; (b) the number of days in the quarter; and (c) the quotient of 0.0035 divided by 365. The fees described in this paragraph 1 shall survive any termination of the Participation Agreement for so long as Salomon Smith Barney continues to provide shareholder services (as described in Section 2A of the Participation Agreement) to such Clients.

The fees described in this Schedule 1 will be payable to Salomon Smith Barney within 15 days of receipt by Service Company of Salomon Smith Barney's invoice for such fees.

This Schedule 1 may be amended from time to time by Salomon Smith Barney, Service Company and Trust executing a revised Schedule 1 and the terms of the Participation Agreement will otherwise remain in effect.

SALOMON SMITH BARNEY INC.                        ONE GROUP DEALER SERVICES, INC.

By:    /s/ C. Kelley Considine                   By:    /s/ Robert L. Young
Name:  C. Kelley Considine                       Name:  Robert L. Young
Title: SVP                                       Title: Vice President

ONE GROUP MUTUAL FUNDS

By:    /s/ Mark A. Beeson
Name:  Mark A. Beeson
Title: President

Salomon Smith Barney Participation Agree.(m)(20)doc

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